UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report:  February 7, 2005

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  REGULATION FD DISCLOSURE.

On February 4, 2005, InsWeb Corporation’s wholly-owned subsidiary, InsWeb Insurance Services, Inc. received a letter of inquiry from the California Department of Insurance. InsWeb Insurance Services, Inc. is a licensed insurance agency that operates in California and other states. The letter requests information and documents on the company’s compensation arrangements with insurance companies and the company’s sales practices. It does not allege any wrongdoing on the part of InsWeb Insurance Services, Inc, its parent company, or any employee.

Other insurance agencies and insurance companies in California received similar requests for information. Moreover, a number of other states are conducting similar industry wide inquiries into insurance agency compensation arrangements, and InsWeb Insurance Services, Inc may receive requests for information from these states. InsWeb Corporation does not intend to announce receipt of other inquiries unless they are substantively different from the California letter.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2005	INSWEB CORPORATION (Registrant)

/s/ William D. Griffin
William D. Griffin Chief Financial Officer (Principal Accounting Officer)